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                                                                   Exhibit 3.1zz

                              CERTIFICATE OF MERGER

                                       OF

                          CROMPTON SALES COMPANY, INC.

                                       AND

                         UNIROYAL CHEMICAL COMPANY, INC.



To the Department of the Treasury
  of the State of New Jersey


         Pursuant to the provisions of Section 14A:10-7 of the New Jersey Business Corporation Act, it is hereby certified that:

         1. The names of the merging corporations are CROMPTON SALES COMPANY, INC, which is a business corporation organized under the laws of the State of Delaware, and UNIROYAL CHEMICAL COMPANY, INC., which is a business corporation organized under the laws of the State of New Jersey.

         2. Annexed hereto and made a part hereof is the Plan of Merger for merging CROMPTON SALES COMPANY, INC. with and into UNIROYAL CHEMICAL COMPANY, INC., as approved by the Board of Directors of each of said corporations.

         3. The number of shares of UNIROYAL CHEMICAL COMPANY, INC., which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is one hundred twenty-four (124), all of which are of one class. All of the shareholders entitled to vote of the aforesaid corporation approved the Plan of Merger pursuant to their written consents without a meeting of shareholders; and the number of shares represented by such consents is one hundred and twenty-four (124). The date of said consents and approval was December 1st, 2004.

         4. The number of shares of CROMPTON SALES COMPANY, INC., which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is one hundred (100), all of which are of one class. All of the shareholders entitled to vote of the aforesaid corporation approved the Plan of Merger pursuant to their written consents without a meeting of shareholders; and the number of shares represented by such consents is one hundred (100). The date of said consents and approval was December 1st, 2004.

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         5. The applicable provisions of the laws of the jurisdiction of organization of CROMPTON SALES COMPANY, INC. relating to the merger of CROMPTON SALES COMPANY, INC. with and into UNIROYAL CHEMICAL COMPANY, INC. have been complied with.

         6. UNIROYAL CHEMICAL COMPANY, INC., will continue its existence as the surviving corporation under the name of "CROMPTON MANUFACTURING COMPANY, INC." pursuant to the provisions of the New Jersey Business Corporation Act.

         7. The effective date of merger herein provided for in the State of New Jersey shall be December 31, 2004.


Executed on December 1st, 2004

                                                CROMPTON SALES COMPANY, INC.

                                            By: /s/ Lynn A. Schefsky
                                                --------------------------------
                                                Lynn A. Schefsky
                                                President


                                                UNIROYAL CHEMICAL COMPANY,
                                                INC.

                                            By: /s/ Arthur C. Fullerton
                                                --------------------------------
                                                Arthur C. Fullerton
                                                Vice-President and Secretary

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                                 PLAN OF MERGER

         PLAN OF MERGER ("Plan of Merger") approved on December 1st, 2004 by CROMPTON SALES COMPANY, INC., a business corporation organized under the laws of the State of Delaware, and by its Board of Directors on said date, and approved on December 1st, 2004 by UNIROYAL CHEMICAL COMPANY, INC., a business corporation organized under the laws of the State of New Jersey, and by its Board of Directors on said date.

         1. CROMPTON SALES COMPANY, INC. and UNIROYAL CHEMICAL COMPANY, INC., shall, pursuant to the provisions of the laws of the State of Delaware and the provisions of the New Jersey Business Corporation Act, be merged with and into a single corporation, to wit, UNIROYAL CHEMICAL COMPANY, INC., which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under the name of "CROMPTON MANUFACTURING COMPANY, INC." pursuant to the provisions of the New Jersey Business Corporation Act. The separate existence of CROMPTON SALES COMPANY, INC., which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon the effective date of the merger in accordance with the laws of the jurisdiction of organization.

         2. The certificate of incorporation of the surviving corporation upon the effective date of the merger shall be the certificate of incorporation of said surviving corporation, except that article one of the certificate of incorporation, relating to the name of the corporation, is hereby amended so as to read as follows upon the effective date of the merger:

     "The name of the corporation is "CROMPTON MANUFACTURING COMPANY, INC."

and said certificate of incorporation, as herein amended, shall continue in full force and effect until further amended in the manner prescribed by the provisions of the New Jersey Business Corporation Act.

         3. The by-laws of the surviving corporation upon the effective date of the merger will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the New Jersey Business Corporation Act.

         4. The directors and officers in office of the surviving corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

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         5. Each issued share of the terminating corporation shall, upon the effective date of the merger, be extinguished. The issued shares of the surviving corporation shall not be converted in any manner, but each said share that is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

         6. The merger of the terminating corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the terminating corporation, and the Plan of Merger herein made and approved shall be submitted to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the New Jersey Business Corporation Act.

         7. In the event that the merger of the terminating corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the terminating corporation, and in the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the New Jersey Business Corporation Act, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware and of the State of New Jersey, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

         9. The effective date of the merger herein provided for in the State of New Jersey shall be December 31, 2004.